Exhibit 99.1

For information contact:

J.J. Pellegrino

Chief Financial Officer

LeMaitre Vascular, Inc.

781-425-1691

jpellegrino@lemaitre.com

LeMaitre Q4 2014 Record Sales $18.7mm (+4%), Record Op. Inc. $2.7mm (+134%)

BURLINGTON, MA, February 25, 2015 — LeMaitre Vascular, Inc. (NASDAQ: LMAT), a provider of peripheral vascular devices and implants, today reported Q4 2014 results. The Company increased its quarterly dividend to $0.04/share and provided guidance.

Q4 2014 results included:

•	Record sales of $18.7mm, +4%

•	Record EBITDA of $3.6mm, +85%

•	Record operating income of $2.7mm, +134%

•	Record operating margin of 15%

•	Net income of $1.9mm, +157%

•	Earnings of $0.11 per diluted share, +120%

Improved profitability resulted from higher sales, a higher gross margin and lower operating expenses.

Q4 2014 record sales of $18.7mm increased 4% (+2% organic) vs. Q4 2013. International sales increased 12%, while The Americas declined 1%. Unit sales increased 17% in Q4 2014.

Gross margin in Q4 2014 increased to 68.7% from 66.7% in Q4 2013. This 200 basis point increase was largely due to manufacturing efficiencies and average selling price increases.

Total operating expenses in Q4 2014 were $10.1mm, down 6% from $10.8mm in the year-earlier quarter. The 6% decrease was driven largely by reduced selling expenses. The Company ended Q4 2014 with 81 sales reps vs. 85 at the end of Q4 2013.

Full-year 2014 sales were $71.1mm, an increase of 10% (+6% organic) vs. 2013. In 2014 international sales increased 18%, while the Americas increased 6%. In 2014 operating income increased 40% to $6.3mm, EBITDA increased 35% to $9.6mm, net income increased 22% to $3.9mm, and earnings per diluted share increased 15% to $0.23.

Chairman and CEO George LeMaitre said, “In 2014 we posted 10% sales growth and 40% operating income growth. This is in line with our often-stated objectives: 10% sales growth and 20% operating income growth.”

Quarterly Dividend

On February 23, 2015, the Company’s Board of Directors approved an increased quarterly dividend of $0.04/share of common stock. The dividend will be paid April 3, 2015 to shareholders of record on March 20, 2015.

Business Outlook

The Company expects Q1 2015 sales of $17.8mm, a reported increase of 6% vs. Q1 2014. Excluding the effects of changes in foreign currency exchange rates, this represents 12% sales growth. Excluding currency effects and acquisitions, this represents 7% sales growth (organic growth). The company expects Q1 2015 operating income of $1.4mm (8% operating margin).

The Company expects full-year 2015 sales of $74.5mm, a reported increase of 5% vs. 2014. Excluding the effects of changes in foreign currency exchange rates, this represents 10% sales growth. Excluding currency effects and acquisitions, this represents 6% sales growth (organic growth). The company expects full-year 2015 operating income to increase by 19% to $7.5mm (10% operating margin).

Conference Call Reminder

Management will conduct a conference call at 5:00pm ET today to review the Company’s financial results and discuss its business outlook for the remainder of the year. The conference call will be broadcast live over the Internet. Individuals who are interested in listening to the webcast should log on to the Company’s website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 800-299-8538 (+1 617-786-2902 for international callers), using pass-code 43670609. For individuals unable to join the live conference call, a replay will be available on the Company’s website.

A reconciliation of GAAP to non-GAAP (“organic”) results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre Vascular is a provider of devices for the treatment of peripheral vascular disease, a condition that affects more than 20 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre Vascular logo are registered trademarks of LeMaitre Vascular, Inc. This press release contains other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company’s short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales percentages as “organic.” The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company’s current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company’s business that are not historical facts may be “forward-looking statements” that involve risks and uncertainties. Specifically, forward-looking statements in this release include, but are not limited to, statements about the Company’s expectations regarding Q1 2015 and 2015 sales and operating income levels. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the risk that the Company may not realize the anticipated benefits of its strategic activities; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; risks related to the integration of acquisition targets; risks related to product demand and market acceptance of the Company’s products; the risk that the XenoSure product is not as accretive and does not achieve the gross margins currently anticipated by the Company; the risk that the Company is not successful in transitioning to a direct-selling model in new territories; adverse or fluctuating conditions in the general domestic and global economic markets and other risks and uncertainties included under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, all of which are available on the Company’s investor relations website at http://www.lemaitre.com and on the SEC’s website at

http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

Financial Statements

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

	December 31, 2014	December 31, 2013
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$18,692	$14,711
Accounts receivable, net	10,803	10,590
Inventory	16,714	13,255
Prepaid expenses and other current assets	2,379	3,169

Total current assets	48,588	41,725

Property and equipment, net	6,878	5,810
Goodwill	17,281	15,031
Other intangibles, net	7,157	6,144
Deferred tax assets	1,418	1,615
Other assets	170	167

Total assets	$81,492	$70,492

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$1,127	$1,235
Accrued expenses	7,479	7,993
Acquisition-related obligations	1,435	992

Total current liabilities	10,041	10,220

Deferred tax liabilities	2,919	3,461
Other long-term liabilities	325	249

Total liabilities	13,285	13,930

Stockholders’ equity
Common stock	188	170
Additional paid-in capital	75,389	65,354
Retained earnings (accumulated deficit)	3,248	(667)
Accumulated other comprehensive loss	(2,365)	(253)
Treasury stock	(8,253)	(8,042)

Total stockholders’ equity	68,207	56,562

Total liabilities and stockholders’ equity	$81,492	$70,492

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(amounts in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Net sales	$18,681	$17,916	$71,097	$64,549
Cost of sales	5,853	5,960	22,666	19,434

Gross profit	12,828	11,956	48,431	45,115

Operating expenses:
Sales and marketing	5,230	5,865	22,087	22,143
General and administrative	3,513	3,345	13,889	12,576
Research and development	1,081	1,402	4,671	5,243
Medical device excise tax	171	172	689	635
Restructuring charges	26	—	526	—
Impairment charges	68	—	229	—

Total operating expenses	10,089	10,784	42,091	40,597

Income from operations	2,739	1,172	6,340	4,518

Other income (loss):
Interest income (expense), net	(46)	6	(16)	(8)
Other income (loss), net	—	(80)	(4)	(182)

Income before income taxes	2,693	1,098	6,320	4,328

Provision for income taxes	777	352	2,405	1,126

Net income	$1,916	$746	$3,915	$3,202

Earnings per share of common stock
Basic	$0.11	$0.05	$0.24	$0.21

Diluted	$0.11	$0.05	$0.23	$0.20

Weighted - average shares outstanding:
Basic	17,371	15,455	16,614	15,317

Diluted	17,713	15,921	17,008	15,764

Cash dividends declared per common share	$0.035	$0.030	$0.140	$0.120

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

SELECTED NET SALES INFORMATION

(amounts in thousands)

(unaudited)

	For the three months ended				For the year ended
	December 31, 2014		December 31, 2013		December 31, 2014		December 31, 2013
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$10,936	59%	$11,005	61%	$43,502	61%	$41,140	64%
International	7,745	41%	6,911	39%	27,595	39%	23,409	36%

Total Net Sales	$18,681	100%	$17,916	100%	$71,097	100%	$64,549	100%

	For the three months ended				For the year ended
	December 31, 2014		December 31, 2013		December 31, 2014		December 31, 2013
	$	%	$	%	$	%	$	%
Net Sales by Country
United States	$10,324	55%	$10,420	58%	$41,545	58%	$39,240	61%
Germany	2,087	11%	1,773	10%	7,639	11%	6,939	11%
Japan	505	3%	635	4%	2,209	3%	2,413	4%
Other countries	5,765	31%	5,088	28%	19,704	28%	15,957	24%

Total Net Sales	$18,681	100%	$17,916	100%	$71,097	100%	$64,549	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)

NON-GAAP FINANCIAL MEASURES

(amounts in thousands)

(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending December 31, 2014
Net sales as reported	$18,681
Impact of currency exchange rate fluctuations	670
Net impact of acquisitions and distributed sales excluding currency	(1,033)

Adjusted net sales		$18,318

For the three months ending December 31, 2013
Net sales as reported	$17,916
Net impact of divestures excluding currency	(6)

Adjusted net sales		$17,910

Adjusted net sales increase for the three months ending December 31, 2014		$408	2%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2014
Net sales as reported	$71,097
Impact of currency exchange rate fluctuations	388
Net impact of acquisitions and distributed sales excluding currency	(3,214)

Adjusted net sales		$68,271

For the year ending December 31, 2013
Net sales as reported	$64,549
Net impact of divestures excluding currency	(6)

Adjusted net sales		$64,543

Adjusted net sales increase for the year ending December 31, 2014		$3,728	6%

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ending March 31, 2015
Net sales per guidance	$17,800
Impact of currency exchange rate fluctuations	1,020
Net impact of acquisitions and distributed sales excluding currency	(975)

Adjusted net sales		$17,845

For the three months ending March 31, 2014
Net sales as reported	$16,754
Net impact of divestures excluding currency	(19)

Adjusted net sales		$16,735

Adjusted net sales increase for the three months ending March 31, 2015		$1,110	7%

Reconciliation between GAAP and Non-GAAP sales growth:
For the year ending December 31, 2015
Net sales per guidance	$74,500
Impact of currency exchange rate fluctuations	3,700
Net impact of acquisitions and distributed sales excluding currency	(2,725)

Adjusted net sales		$75,475

For the year ending December 31, 2014
Net sales as reported	$71,097
Net impact of divestures excluding currency	(76)

Adjusted net sales		$71,021

Adjusted net sales increase for the year ending December 31, 2015		$4,454	6%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the three months ending March 31, 2015
Net sales per guidance	$17,800
Impact of currency exchange rate fluctuations	1,020

Adjusted net sales		$18,820

For the three months ending March 31, 2014
Net sales as reported		$16,754

Adjusted net sales increase for the three months ending March 31, 2015		$2,066	12%

Reconciliation between GAAP and Non-GAAP sales growth - Excluding changes in foreign currency:
For the year ending December 31, 2015
Net sales per guidance	$74,500
Impact of currency exchange rate fluctuations	3,700

Adjusted net sales		$78,200

For the year ending December 31, 2014
Net sales as reported		$71,097

Adjusted net sales increase for the year ending December 31, 2015		$7,103	10%

	For the three months ended		For the year ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Reconciliation between GAAP and Non-GAAP EBITDA
Net Income, as reported	$1,916	$746	$3,915	$3,202
Amortization and depreciation expense	912	819	3,334	2,793
Interest income (expense), net	(46)	6	(16)	(8)
Provision for income taxes	777	352	2,405	1,126

EBITDA	$3,559	$1,923	$9,638	$7,113

EBITDA percentage increase		85%		35%